EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
To The Partners of
America First Tax Exempt Investors, L.P.:
We consent to the use of our report dated April 14, 2004, with respect to the statements of operations, partners’ capital and comprehensive income (loss), and cash flows of America First Tax Exempt Investors, L.P. for the year ended December 31, 2003, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Omaha, Nebraska
January 24, 2007